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                     [LETTERHEAD of Mah & Associates LLP]

                                                                       EXHIBIT 2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated May 25, 2001, included in this Form 11-K relating to the Pacific Gas and Electric Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees and Trust, into PG&E Corporation's previously filed Registration Statement File No. 333-68155.

                                                /s/ Mah & Associates, LLP


Mah & Associates, LLP

San Francisco, California
June 26, 2001